UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Carolina Trust BancShares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[Carolina Trust BancShares, Inc. Letterhead]

December 5, 2019

Dear Shareholder:

We recently mailed you proxy materials in connection with our upcoming Special Meeting of Shareholders to be held on December 18, 2019. The purpose of this meeting is to approve the merger of Carolina Trust BancShares, Inc. and Carolina Financial Corporation and related matters. According to our records, we have not yet received your vote.

Please take a moment to vote your shares by returning your voting form in the envelope provided. You can also vote by internet by following the instructions in your proxy materials.

Please disregard this letter if you have already voted your shares.

Thank you for your cooperation and support.

Sincerely,

/s/ Jerry L. Ocheltree

Jerry L. Ocheltree
President and CEO

PLEASE VOTE AND SUBMIT YOUR PROXY TODAY!

Additional Information About the Merger and Where to Find It

In connection with the proposed merger of Carolina Trust BancShares, Inc. (“Carolina Trust”) with and into Carolina Financial Corporation (“Carolina Financial”), Carolina Financial has filed with the Securities and Exchange Commission, or SEC, a Registration Statement on Form S-4 (Registration No: 333-233640), which was declared effective on October 21, 2019, that includes a proxy statement of Carolina Trust and a prospectus of Carolina Financial, as well as other relevant documents concerning the proposed merger.

SHAREHOLDERS OF CAROLINA TRUST ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The proxy statement/prospectus and other relevant materials, and any other documents that Carolina Trust and Carolina Financial have filed with the SEC, may be obtained free of charge at the SEC's internet site, http://www.sec.gov. Copies of these documents may also be obtained, free of charge, by directing a written request to Carolina Trust, 901 East Main Street, Lincolnton, NC 28092, Attn: Edwin Laws, Chief Financial Officer, or to Carolina Financial, 288 Meeting Street, Charleston, SC 29401, Attn: William A. Gehman, III, Executive Vice President and Chief Financial Officer.

901 East Main Street – PO Box 308 – Lincolnton, NC 28093-0308
704-735-1104 – Fax: 704-735-1258